As filed with the Securities and Exchange Commission on May 31, 1994.
Registration Statement No.
                           --------------
- --------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          HOME SHOPPING NETWORK, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                             59-2649518
       (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)           Identification No.)

                           2501 118th Avenue North
                        St. Petersburg, Florida  33716
                (Address, including zip code, of registrant's
                         principal executive offices)

                             ---------------------

                         HOME SHOPPING NETWORK, INC.
             RETIREMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
                           (Full title of the Plan)

                             ---------------------

                           H. Steven Holtzman, Esq.
                                Senior Counsel
                           2501 118th Avenue North
                        St. Petersburg, Florida  33716
                                (813) 572-8585
           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)

- -----------------------------------------------------------------------------------------------------------
                                            Proposed maximum          Proposed maximum
Title of securities       Amount to be       offering price              aggregate           Amount of
to be registered           registered        per share (2)            offering price      registration fee
 Common Stock            2,000,000 (1)         $10.9375                 $21,875,000           $7,545.00
                           Shares
- -----------------------------------------------------------------------------------------------------------

  (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

  (2) The average of the high and low reported sale prices of the Common Stock on May 25, 1994 has been used for the purpose of calculating the registration fee pursuant to Rule 457(c).


           Approximate date of proposed sales pursuant to the plan:
  As soon as practicable after this Registration Statement becomes effective.

Item 3.      Incorporation of Documents by Reference

     The following documents filed by Home Shopping Network, Inc. (the "Company") with the U.S. Securities and Exchange Commission ("SEC") are incorporated herein by reference:

     1.      Annual Report on Form 10-K for the year ended December 31, 1993.

     2.      Quarterly Report on Form 10-Q for the quarter ended March 31,
             1994.

     3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1993.

     4. The description of the Company's Common Stock contained in the Company's Form S-8 registration statement filed on March 29, 1994 pursuant to Section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, to each person to whom this Registration Statement is delivered, upon written or oral request, (1) a copy of any information that has been incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Registration Statement incorporates) and (2) a copy of the Company's most recent Annual Report to Stockholders. Requests should be directed to Kevin J. McKeon, Senior Vice President of Accounting and Finance, Home Shopping Network, Inc., P.O. Box 9090, Clearwater, Florida 34618-9090.

Item 6.  Indemnification of Directors and Officers

     Subsection (a) of Section 145 of the General Corporation Law of the
State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that





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
he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or a proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suits by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify against such liabilities under
Section 145.

     The Restated Certificate of Incorporation of the Company provides the Company with the authority to indemnify





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
directors, officers, employees and agents of the Company to the full extent allowed by the laws of the State of Delaware as those laws exist now or as they may hereafter be amended. In addition, the stockholders of the Company have approved the execution by the Company of indemnification agreements with directors and officers to the same extent as would otherwise be available to the indemnified parties if the Company had directors and officers liability insurance. Indemnification agreements have been executed by the Company and each member of the Board of Directors and certain officers of the Company.

     See Item 9 for the Company's undertaking with respect to indemnification.

Item 7.    Exemption from Registration Claimed.
           (Not Applicable)

Item 8.    Exhibits

  8 The Registrant hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner for a determination of qualification under Section 401 of the Internal Revenue Code and will make all changes required by the Internal Revenue Service in order for the Plan to obtain such qualification.

 23.1      Consent of KPMG Peat Marwick

 23.2      Consent of Deloitte & Touche

 24        Powers of Attorney (set forth on Signature page).

Item 9.    Undertakings

     The undersigned Registrant hereby undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;





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

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

   Insofar as indemnification for liabilities under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing





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
provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 25th day of May, 1994.

                          HOME SHOPPING NETWORK, INC.


                          By: /s/ Gerald F. Hogan
                              -------------------------------------
                              President and
                              Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gerald F. Hogan and Kevin J. McKeon, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


/s/ Gerald F. Hogan       President, Chief         May  25 , 1994
- -------------------       Executive Officer and        ----
Gerald F. Hogan           Director (Principal
                          Executive Officer)


/s/ Kevin J. McKeon       Senior Vice President    May  26 , 1994
- -------------------       of Accounting & Finance      ----
Kevin J. McKeon           and Treasurer
                          (Principal Financial
                          and Accounting Officer)






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




/s/ Robert R. Bennett         Director      May  25 , 1994
- -----------------------                         ----
Robert R. Bennett


/s/ John M. Draper            Director      May  25 , 1994
- ----------------------                          ----
John M. Draper


/s/ J. Anthony Forstmann      Director      May  24 , 1994
- ------------------------                        ----
J. Anthony Forstmann


/s/ Leo J. Hindery, Jr.       Director      May  24 , 1994
- -----------------------                         ----
Leo J. Hindery, Jr.


/s/ George C. McNamee         Director      May  24 , 1994
- ----------------------                          ----
George C. McNamee





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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 25 , 1994.

                                HOME SHOPPING NETWORK, INC.
                                RETIREMENT SAVINGS AND EMPLOYEE
                                 STOCK OWNERSHIP PLAN


                                PNC BANK, KENTUCKY, INC.


                                BY: /s/ Brenda Higgins
                                    -------------------------
                                    Brenda Higgins (Trustee)
                                    Vice President,
                                    Trust Officer





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
                                 EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION OF DOCUMENT                         PAGE
- -------          -----------------------                         ----


 23.1            Consent of KPMG Peat Marwick

 23.2            Consent of Deloitte & Touche

 24              Powers of Attorney (set forth on
                 Signature page).





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